Exhibit 11
                            THERMO OPTEK CORPORATION

                        Computation of Earnings per Share


                               Three Months Ended          Six Months Ended
                            ------------------------  -----------------------
                               June 28,     June 29,     June 28,    June 29,
                                   1997         1996         1997        1996
   --------------------------------------------------------------------------
   Computation of Primary
     Earnings per Share:

   Net Income (a)           $ 9,779,000  $ 6,057,000  $18,677,000 $10,353,000
                            -----------  -----------  ----------- -----------
   Shares:
     Weighted average
       shares outstanding    48,450,000   45,758,242   48,450,000  45,379,121

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)               -            -            -      78,520
                            -----------  -----------  ----------- -----------
     Weighted average
       shares outstanding,
       as adjusted (b)       48,450,000   45,758,242   48,450,000  45,457,641
                            -----------  -----------  ----------- -----------

   Primary Earnings per
     Share (a) / (b)        $       .20  $       .13  $       .39 $       .23
                            ===========  ===========  =========== ===========
PAGE

                                                                    Exhibit 11
                            THERMO OPTEK CORPORATION

                  Computation of Earnings per Share (continued)

                               Three Months Ended          Six Months Ended
                            ------------------------  -----------------------
                               June 28,     June 29,     June 28,    June 29,
                                   1997         1996         1997        1996
   --------------------------------------------------------------------------
   Computation of Fully Diluted
     Earnings per Share:

   Income
     Net income             $ 9,779,000  $ 6,057,000  $18,677,000 $10,353,000

     Add: Convertible
          debt interest,
          net of tax            722,000            -    1,420,000           -
                            -----------  -----------  ----------- -----------
     Income applicable
       to common stock
       assuming full
       dilution (a)         $10,501,000  $ 6,057,000  $20,097,000 $10,353,000
                            -----------  -----------  ----------- -----------
   Shares:
     Weighted average
       shares outstanding    48,450,000   45,758,242   48,450,000  45,379,121

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)          17,858            -       51,633      78,520

     Shares issuable from
       assumed conversion
       of subordinated
       convertible
       debentures             6,481,481            -    6,481,481           -
                            -----------  -----------  ----------- -----------
     Weighted average
       shares outstanding,
       as adjusted (b)       54,949,339   45,758,242   54,983,114  45,457,641
                            -----------  -----------  ----------- -----------
   Fully Diluted Earnings
     per Share (a) / (b)    $       .19  $       .13  $       .37 $       .23
                            ===========  ===========  =========== ===========